Exhibit 5.1

August 7, 2017

Oppenheimer Holdings Inc.

85 Broad Street

New York, NY 10004

Re:                             Oppenheimer Holdings Inc.
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Oppenheimer Holdings Inc., a Delaware corporation (the “Company”), in connection with the public offering of $200,000,000 aggregate principal amount of the Company’s 6.75% Senior Secured Notes due 2022 (the “Exchange Notes”) to be issued and authenticated under the Indenture (as defined below). The obligations of the Company under the Exchange Notes are to be guaranteed by E.A. Viner International Co., a Delaware corporation (“EA Viner”), and Viner Finance Inc., a Delaware corporation (“Viner” and, together with EA Viner, the “Guarantors”), on the terms specified in the Indenture. As contemplated by the Registration Rights Agreement, dated as of June 23, 2017 (the “Registration Rights Agreement”), by and among the Company, the Guarantors and Oppenheimer & Co. Inc., the Exchange Notes and the Guarantees (as defined below) are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the Company’s issued and outstanding 6.75% Senior Secured Notes due 2022 (the “Restricted Notes”), and the guarantees thereof of the Guarantors, which were issued on June 23, 2017 under the Indenture, dated as of June 23, 2017 (the “Indenture”), among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)                                 the registration statement on Form S-4 of the Company relating to the Exchange Notes and the Guarantees filed on August 7, 2017 with the Securities and Exchange

Commission (the “Commission”) under the Securities Act (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)                                 an executed copy of the Registration Rights Agreement;

(c)                                  an executed copy of the Indenture, including Article 10 thereof containing the guaranty obligations of the Guarantors (the “Guarantees”);

(d)                                 the form of global certificate evidencing the Exchange Notes (the “Exchange Note Certificate”) to be delivered by the Company to the Trustee for authentication and delivery;

(e)                                  an executed copy of a secretary’s certificate for each Opinion Party (as defined below) of Dennis P. McNamara, Secretary of each Opinion Party, dated the date hereof (collectively, the “Secretary’s Certificates”);

(f)                                   copies of each Opinion Party’s Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of August 4, 2017, and certified pursuant to the Secretary’s Certificates, as applicable;

(g)                                  copies of each Opinion Party’s bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificates;

(h)                                 copies of certain resolutions of the Board of Directors of each Opinion Party, adopted on June 7, 2017, certified pursuant to the applicable Secretary’s Certificate;

(i)                                     a copy of certain resolutions of the Pricing Committee of the Board of Directors of the Company, adopted on June 16, 2017, certified pursuant to the applicable Secretary’s Certificate; and

(j)                                    the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee, with respect to the Exchange Notes filed as an exhibit to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Opinion Parties and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Opinion Parties and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Opinion Parties and others and of public officials, including those in the Secretary’s Certificates.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined on Law”).

As used herein, (i) “Opinion Parties” means the Company and each of the Guarantors, and (ii) “Transaction Agreements” means the Indenture and the Exchange Note Certificate.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.                                      The Exchange Note Certificate has been duly authorized by all requisite corporate action on the part of the Company under the DGCL, and when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act, and the Exchange Note Certificate, in the form examined by us, has been duly executed and authenticated in accordance with the terms of the Indenture and has been issued and delivered by the Company upon consummation of the Exchange Offer against receipt of the Restricted Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Note Certificate will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

2.                                      The Guarantees have been duly authorized by all requisite corporate action on the part of each of the Guarantors under the DGCL, and when the Note Certificate, in the form examined by us, has been duly executed and authenticated in accordance with the terms of the Indenture and has been issued and delivered by the Company upon consummation of the Exchange Offer against receipt of the Restricted Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Guarantees will constitute valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)                                 the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)                                 we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Agreements;

(c)                                  we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(d)                                 except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(e)                                  to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law and sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality;

(f)                                   we call to your attention that irrespective of the agreement of the Opinion Parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(g)                                  we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(h)                                 we do not express any opinion with respect to the enforceability of Article 10 of the Indenture to the extent that such provisions provide that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the Guarantees or the effect thereof on the opinions herein stated;

(i)                                     we do not express any opinion with respect to the enforceability of Article 10 of the Indenture to the extent that such provisions limit the obligation of the Guarantors under the Indenture or their respective Guarantees or any right of contribution of any party with respect thereto; and

(j)                                    we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement providing any waiver, release, disclaimer or any other variation of any right or duty of any party to the extent that any such waiver, release, disclaimer or other variation is not enforceable pursuant to Sections 1-302 or 9-602 of the Uniform Commercial Code.

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

(a)                                 neither the execution and delivery by each Opinion Party of the Transaction Agreements to which such Opinion Party is a party nor the performance by such Opinion Party of its obligations under each of the Transaction Agreements, including the issuance and exchange of the Exchange Notes and Guarantees: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which any Opinion Party or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which any Opinion Party or its property is subject or (iii) violates or will violate any law, rule or regulation to which any Opinion Party or its property is subject; and

(b)                                 neither the execution and delivery by each Opinion Party of the Transaction Agreements to which such Opinion Party is a party nor the performance by such Opinion Party of its obligations under each of the Transaction Agreements, including the issuance and exchange of the Exchange Notes and Guarantees, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MJS